                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 8, 1997



                            THE TIMES MIRROR COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                1-13492                              95-4481525
(STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)           (IRS EMPLOYER IDENTIFICATION NO.)
         INCORPORATION)

                   TIMES MIRROR SQUARE                             90053
                 LOS ANGELES, CALIFORNIA                         (ZIP CODE)
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (213) 237-3700

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         INTRODUCTION

         On August 8, 1997, The Times Mirror Company (the "Company") announced that it had entered into agreements with its largest stockholders, Chandler Trust No. 1 and Chandler Trust No. 2 (collectively, the "Chandler Trusts"). The transaction, which resulted in a net effective reduction in the number of shares of Series A Common Stock outstanding by approximately 6 million shares, accelerated and augmented the Company's previously announced stock repurchase program.

         The Company commenced its stock repurchase plan in 1995 in conjunction with the development of its current financial strategy to create a more efficient capital structure by increasing the Company's debt-to-total capitalization ratio. Since commencing the stock repurchase program, the Company has purchased approximately 24.9 million shares of its common stock from its public stockholders. In the second half of 1996, the Company, together with its advisors, began exploring strategies to allow the Chandler Trusts to participate in the stock repurchase program in order to maintain the public float for liquidity for the public stockholders and to avoid indirectly increasing the Chandler Trusts' voting and ownership interest. Since that time, various possible transactions have been discussed with the Chandler Trusts, resulting in the transaction described in this Form 8-K.

         The transaction had two components: (1) the formation of a new limited liability company among the Company and the Chandler Trusts (the "LLC Transaction") and (2) the merger of Chandis Securities Company ("Chandis"), a holding company owned by Chandler Trust No. 2 and affiliated minority investors, with and into a subsidiary of the Company (the "Merger" and collectively with the LLC Transaction, the "Transaction"). The Transaction closed on August 8, 1997 (the "Effective Date").

         CREATION OF LLC

         Concurrent with, and as a condition to, the consummation of the Merger, the Company (including certain of its subsidiaries) and the Chandler Trusts formed TMCT, LLC, a Delaware limited liability company ("LLC"), pursuant to a Limited Liability Company Agreement (the "LLC Agreement") and a Contribution Agreement (the "Contribution Agreement"), each dated as of August 8, 1997. Copies of the LLC Agreement and the Contribution Agreement are filed herewith as exhibits. Pursuant to the Contribution Agreement, the parties contributed to the capital of LLC the following:

         (1) the Company contributed approximately (a) $249 million in cash and (b) 8 real properties (the "Real Properties") with an aggregate market value of approximately $226 million;

         (2) Chandler Trust No. 1 contributed (a) 4,424,232 shares of the Company's Series A Common Stock; and (b) 391,525 shares of the Company's Series A Preferred Stock; and

         (3) Chandler Trust No. 2 contributed (a) 577,102 shares of the Company's Series A Common Stock; and (b) 51,071 shares of the Company's Series A Preferred Stock (collectively, with the shares contributed by Chandler Trust No. 1, the "Contributed Shares").

         The cash contributed to LLC by the Company is being used by LLC to purchase a portfolio of securities (the "Portfolio"). The Real Properties are being leased back to the Company as described further below.

         The Company and the Chandler Trusts will share in the cash flow, profits and losses of the various assets held by LLC as set forth in the LLC Agreement. The cash flow from the Real Properties and the Portfolio will be largely allocated to the Chandler Trusts and the cash flow from the Contributed Shares will be largely allocated to the Company. For more specific information regarding the LLC allocations, reference is made to the LLC Agreement, filed as an exhibit hereto. The allocation of income from the LLC to the Chandler Trusts is expected to result in an increase in annual income to the Chandler Trusts, as the income on the Portfolio and the Real Properties is likely to exceed the income on the Contributed Shares. At the same time, the allocated income from the LLC to the Chandler Trusts reduces the Trusts' share of any appreciation in the Series A Common Stock held by the LLC.

         As a result of the allocations of the economic benefits in the LLC, approximately 80% of the Contributed Shares will be considered treasury stock for financial reporting purposes for the life of the LLC. Considering the Contributed Shares by class, approximately (a) 4,000,000 shares of the Company's Series A Common Stock; and (b) 354,000 shares of the Company's Series A Preferred Stock (collectively, the "LLC Shares") will be considered treasury stock for the life of the LLC. This will reduce the number of shares outstanding for purposes of calculating earnings per share. Additionally, the LLC Transaction effectively eliminates dividend payments on the LLC Shares, equal to $16.6 million annually (based on the current dividend rate paid with respect to the common stock and the 8% per annum dividend rate on the Series A Preferred Stock). The foregoing changes are expected to have a beneficial impact on the Company's earnings per share for a number of years.

         The Company funded its cash contribution to LLC with short-term bank debt provided by Citibank and expects to refinance approximately one-half of such obligations with the proceeds of longer term debt securities and to repay the balance of such obligations over time with cash from operations.

         The Real Properties contributed to LLC included Times Mirror Square (the principal executive offices of the Company) in California, as well as certain office buildings, printing plants, garages and warehouses in Connecticut, Maryland, Missouri and New York owned by the following subsidiaries of the Company: The Hartford Courant Company, The Baltimore Sun Company, Mosby-Year Book, Inc., Matthew Bender & Company, Incorporated and Newsday, Inc. The Company, as tenant, and LLC, as landlord, have entered into a master lease agreement with respect to the Real Properties (the "Lease"), a copy of which is filed herewith as an exhibit. The Lease has an initial term of 12 years. The Company has certain rights to renew the Lease at a fair market rental rate, as well as options to purchase the Real Properties from LLC at the end of the initial lease term or any renewal term, or otherwise upon termination of the Lease (at the fair market value of the Real Properties at the time of purchase).

         The Company will account for its investment in LLC on the equity method.

         MERGER OF CHANDIS SECURITIES COMPANY WITH AND INTO A SUBSIDIARY OF THE COMPANY

         Chandis was a holding company through which, prior to the Merger, one of the Chandler Trusts held most of its shares of stock of the Company. Such Chandler Trust owned substantially all of the outstanding capital stock of Chandis with the balance being held by related minority shareholders (collectively with such Chandler Trust, the "Chandis Shareholders"). On the Effective Date, Chandis merged with and into Chandis Acquisition Corporation ("CAC"), a Delaware corporation and a wholly owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among the Company, CAC, Chandis, and the Chandis Shareholders, dated as of August 8, 1997, a copy of which is filed herewith as an exhibit.

         At the time of the Merger, Chandis owned (a) 8,581,432 shares of the Company's Series A Common Stock; (b) 9,656,432 shares of the Company's Series C Common Stock; and (c) 380,972 shares of the Company's Series A Preferred Stock (collectively, the "Chandis Shares"). Additionally, Chandis owned an interest in undeveloped real estate and certain other assets. Prior to the Merger, any income or capital gain with respect to the Chandis Shares was subject to taxation at the Chandis level and, if distributed to the Chandis Shareholders, at the level of the Chandis Shareholders as well.

         Pursuant to the Merger Agreement, on the Effective Date, all of the outstanding shares of Chandis were converted into the right to receive shares of the Company's capital stock . In particular, on the Effective Date, the Chandler Trust received (a) 4,317,644 shares of the Company's Series A Common Stock; (b) 9,656,432 shares of the Company's Series C Common Stock; (c) 380,972 shares of the Company's new Series C-1 Preferred Stock, with a stated value of $190,486,000; and (d) 245,100 shares of the Company's new Series C-2 Preferred Stock, with a stated value of $122,550,000. The Series C-1 Preferred Stock and Series C-2 Preferred Stock are described below. On the Effective Date, the minority Chandis shareholders received an aggregate of 2,263,788 shares of the Company's Series A Common Stock.

         The terms of the Company's new participating Series C-1 Preferred Stock and Series C-2 Preferred Stock are substantially similar to the Company's existing Series A Preferred Stock, with three exceptions. First, commencing October 1, 1997 the annual dividend rate on the new Series C-1 Preferred Stock and Series C-2 Preferred Stock is 5.8%, and may increase commencing in 2001 to a maximum 8.4% (based on the percentage increases, if any, in the dividends paid by the Company on its common stock). The dividends on the Series C-1 Preferred Stock and Series C-2 Preferred Stock for the initial dividend period ending September 30, 1997 will be $5.1 million. Second, as with the Series A Preferred Stock, the Series C-1 Preferred Stock and Series C-2 Preferred Stock are convertible into Series A Common Stock in 2025 at the earliest; however, unlike the Series A Preferred Stock, the number of shares of Series A Common Stock into which the Series C-2 Preferred Stock can be converted is limited. Third, unlike the Series A Preferred Stock, neither the Series C-1 Preferred Stock nor the Series C-2 Preferred Stock contain a dividends received deduction gross-up provision. Further information on the terms of the Company's new Series C-1 Preferred Stock and Series C-2 Preferred Stock may be found in the certificates of designation for such stock, filed as exhibits herewith.

         For purposes of determining the consideration issued in the Merger, the Series A Common Stock and the Series C Common Stock were valued at $50.75 per share based on negotiations among the parties with reference to recent trading prices of Series A Common Stock. The Series A Preferred Stock was valued based on negotiations between the parties, with reference to valuations provided by their advisors. The Company obtained an appraisal with respect to substantially all of the real property interests owned by Chandis.

         As a result of the Merger, all of the shares of capital stock of the Company previously owned by Chandis are now held by CAC and treated as treasury stock for financial reporting purposes. On a net basis, the Merger resulted in the reduction in the number of shares of Series A Common Stock outstanding by 2,000,000. The Merger also resulted in a reduction in the number of shares of Series A Preferred Stock outstanding by 380,972 (collectively with the 2,000,000 shares of Series A Common Stock referenced in the prior sentence, the "Merger Shares" and, together with the LLC Shares, the "Treasury Shares").

         The Company has provided the Chandis Shareholders with certain registration rights pursuant to a Registration Rights Agreement with respect to the Series A Common Stock issued in the Merger, the Series C-1 Preferred Stock and Series C-2 Preferred Stock issued in the Merger, and the Series A Common Stock issuable upon conversion of the Series C Common Stock or the Series C-1 Preferred Stock or Series C-2 Preferred Stock issued in the Merger. A copy of the Registration Rights Agreement is filed as an exhibit hereto.

         IMPACT OF THE TRANSACTION

         As shown in the pro forma financial statements contained herein, had the Transaction occurred on January 1, 1996, fully diluted earnings per share for 1996 would have been $1.57 rather than $1.53. The positive impact to earnings per share is due to the lower number of shares of common stock deemed outstanding and the effective net reduction of dividends on preferred stock. In addition, had the Transaction occurred on June 30, 1997, the Company's debt-to-total capitalization ratio would have been 52.7% on a pro forma basis, as compared to 34.4% on an historical basis.

         As a result of the Transaction, the direct equity interest of the Chandler Trusts in the Company has been reduced from 39.28% to 33.59% and their voting power has been slightly reduced from 68.70% to 67.32%. The particulars of these changes are as follows:

         o Prior to the Transaction, the Chandler Trusts owned 17,810,238 shares (25.50%) of the Series A Common Stock, 19,811,971 shares (76.35%) of the Series C Common Stock and 786,274 shares (95.47%) of the Series A Preferred Stock. On a combined basis the minority shareholders of Chandis and the Chandler Trusts owned, directly and through Chandis, 18,668,546 shares of Series A Common Stock, 20,757,246 shares of Series C Common Stock and 823,568 shares of Series A Preferred Stock. (For purposes hereof, the power to vote all of the shares held by Chandis has been allocated to the Chandler Trusts.)

         o As a result of the Transaction, the Chandler Trusts now own 9,403,424 shares (13.86%) of the Series A Common Stock, 20,757,246 shares (79.99%) of the Series C Common Stock, 380,972 shares (100%) of the new Series C-1 Preferred Stock, 245,100 shares (100%) of the new Series C-2 Preferred Stock and no shares of the Series A Preferred Stock. On a combined basis, the former minority shareholders of Chandis and the Chandler Trusts now own 11,667,212 shares of Series A Common Stock, 20,757,246 shares of Series C Common Stock and all of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock.

         All of the pre-Transaction percentages regarding the Company's common stock set forth above are based on the number of shares outstanding on July 31, 1997: 95,789,982, consisting of 69,841,271 shares of Series A Common Stock and 25,948,711 shares of Series C Common Stock. The post-Transaction percentages are based on the foregoing, as adjusted to reflect the deemed reduction in number of outstanding shares resulting from the Transaction.

         APPROVAL OF THE TRANSACTION

         The Transaction was approved by the Board of Directors of the Company, including all of the independent members of the Board of Directors of the Company. The directors affiliated with the Chandler Trusts did not participate in the board action. Prior to taking action on the Transaction, the Board had received a recommendation from a special committee of the Board (the "Special Committee") that the Board approve the Transaction. The Special Committee, which was established in January 1997 to evaluate and make recommendations with respect to a transaction involving the Company and the Chandler Trusts, consisted of directors Joan A. Payden, Alfred E. Osborne, Jr., and Harold M. Williams (none of whom have any relationship to the Chandler family).

         In connection with their consideration of the Transaction, the Board of Directors and the Special Committee received opinions from Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, respectively, to the effect that, based upon and subject to the matters set forth in the opinions, the Transaction is fair from a financial point of view to the Company.

         GENERAL

         The trustees of the Chandler Trusts are Gwendolyn Garland Babcock, Bruce Chandler, Camilla Chandler Frost, Douglas Goodan, William Stinehart, Jr., Judy C. Webb and Warren B. Williamson. Mrs. Babcock and Messrs. Chandler, Stinehart, and Williamson are directors of the Company. Mrs. Frost, Mrs. Webb and Mr. Goodan are relatives of certain directors of the Company. The beneficiaries of the Chandler Trusts include the trustees (other than Mr. Stinehart) and certain of their relatives.

         The Company will pay its own expenses (including those of the Special Committee) with respect to the Transaction. Transaction expenses incurred by Chandis and the Chandler Trusts were treated as liabilities of Chandis, and the amount of consideration paid in the Merger was reduced by the amount thereof.

         Under Delaware and California law, neither the stockholders of the Company nor the Chandis Shareholders will have any dissenters' or appraisal rights as a result of the Transaction.

         The Treasury Shares will not be entitled to vote or be counted for quorum purposes at any meeting of, or with respect to any matter submitted for consent to, the stockholders of the Company.

         The summaries herein of the Transaction are qualified in their entirety by reference to the full text of the LLC Agreement, the Contribution Agreement, the Lease Agreement, the Merger Agreement, and the Registration Rights Agreement, all which are being filed as exhibits hereto.

         Under the Company's share repurchase program, and after giving effect to the Transaction and board approvals relating to the same, management of the Company has the authority to purchase an additional 4.3 million shares of the Company's common stock.

         NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         Any forward-looking statements contained herein are subject to risks and uncertainty. For example, there can be no assurances that the expected impact of the Transaction on earnings per share will be achieved. Readers are cautioned that the achievement of such impact, and other aspects of the Company's performance, could be adversely affected by a number of factors. Some of these factors are described in Note 17 to the Company's 1996 consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Not applicable (as Chandis is a holding company, not a business).

(b)      PRO FORMA FINANCIAL INFORMATION

                  Index to pro forma financial statements:

                                                                            Page
                                                                            ----
                  Unaudited Pro Forma Condensed Consolidated Balance
                  Sheet as of June 30, 1997                                  8

                  Unaudited Pro Forma Condensed Consolidated Statements
                  of Operations for the year ended December 31, 1996 and
                  the six months ended June 30, 1997                        10

                  Notes to Unaudited Pro Forma Condensed Consolidated
                  Financial Statements                                      12

                              TIMES MIRROR COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                 (IN THOUSANDS)


         The unaudited pro forma condensed consolidated balance sheet has been derived from the historical consolidated balance sheet of the Company adjusted for certain costs and expenses to be incurred as a result of the Transaction. The pro forma condensed consolidated balance sheet of the Company has been prepared assuming the Transaction occurred on June 30, 1997.

         The pro forma condensed consolidated balance sheet should be read in conjunction with the historical consolidated financial statements and the notes thereto for the year ended December 31, 1996, filed with the Company's Annual Report on Form 10-K for such year. The pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of the Company that would have actually been obtained had the Transaction been consummated on June 30, 1997.


                                                       Merger                                 LLC Transaction
                                  Times         Pro Forma Adjustments                      Pro Forma Adjustments
                                 Mirror        -----------------------       Merger    ----------------------------    Transaction
                               Historical        Debit        Credit       Pro Forma       Debit          Credit        Pro Forma
                               ----------      ----------   ----------    -----------  ------------    ------------    -----------
                                                                  ASSETS

Cash and cash equivalents     $    50,769      $ 5,784(a)   $11,900(a)
                                                              3,700(b)    $   40,953                                   $   40,953
Accounts receivable, net          433,167                                    433,167                                      433,167
Other current assets              190,743          256(a)                    190,999                                      190,999
                              -----------                                 ----------                                   ----------
   Total current assets           674,679                                    665,119                                      665,119

Property, plant and
   equipment, net               1,160,549                                  1,160,549                    $168,021(c)       992,528

Goodwill                          507,632                                    507,632                                      507,632
Investment in LLC                                                                         $475,116(d)    380,092(e)        95,024
Other noncurrent assets           912,375       13,250(a)
                                                 5,460(a)                    931,085                                      931,085
                              -----------                                 ----------                                   ----------

Total assets                  $ 3,255,235                                 $3,264,385                                   $3,191,388
                              ===========                                 ==========                                   ==========

                              TIMES MIRROR COMPANY
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1997
                                 (IN THOUSANDS)



                                                          Merger                                 LLC Transaction
                                      Times        Pro Forma Adjustments                      Pro Forma Adjustments
                                     Mirror       ----------------------         Merger     --------------------------  Transaction
                                   Historical       Debit        Credit        Pro Forma       Debit         Credit      Pro Forma
                                   ----------     ---------    ---------      -----------   -----------    -----------  -----------
                                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                $  703,749  $   3,700(b)  $  3,700(a)      $  703,749                   $ 14,400(d)
                                                                                                             99,266(d)   $  817,415
Noncurrent liabilities                657,910                                    657,910                                    657,910
Long-term debt                        633,740                                    633,740    $168,021(c)     150,000(d)
                                                                                                            211,450(d)      827,169
                                   ----------                                 ----------                                 ----------
   Total liabilities                1,995,399                                  1,995,399                                  2,302,494

Common stock subject to put
   options                             39,273                                     39,273                                     39,273


Shareholders' equity
   Series A preferred stock           411,784                                    411,784                                    411,784
   Series C-1 & Series                                        313,036(a)         313,036                                    313,036
     C-2 preferred stock
   Series A & Series C common
     stock                             95,737                  16,238(a)         111,975                                    111,975
   Additional paid-in capital         396,133                 807,834(a)       1,203,967                                  1,203,967
   Retained earnings                  288,443                                    288,443                                    288,443
   Net unrealized gain on
     securities                        28,466                                     28,466                                     28,466
                                   ----------                                 ----------                                 ----------
                                    1,220,563                                  2,357,671                                  2,357,671

   Less treasury stock, at cost                 1,127,958(a)                  (1,127,958)    380,092(e)                  (1,508,050)
                                   ----------                                 ----------                                 ----------
      Total shareholders' equity    1,220,563                                  1,229,713                                    849,621
                                   ----------                                 ----------                                 ----------
  Total liabilities and
    shareholders' equity           $3,255,235                                 $3,264,385                                 $3,191,388
                                   ==========                                 ==========                                 ==========

                              TIMES MIRROR COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The unaudited pro forma condensed consolidated statements of operations of the Company have been derived from the historical consolidated statements of operations of the Company adjusted for interest expense and equity income expected to result from the Transaction. The pro forma condensed consolidated statements of operations of the Company have been prepared assuming that the Transaction occurred on January 1, 1996.

         The pro forma condensed consolidated statements of operations should be read in conjunction with the historical consolidated financial statements and the notes thereto for the year ended December 31, 1996, filed with the Company's Annual Report on 10-K for such year. The pro forma condensed consolidated statements of operations are not necessarily indicative of the financial results of the Company that would have actually been obtained had the Transaction been consummated on January 1, 1996.

                                                                        YEAR ENDED DECEMBER 31, 1996
                                   -------------------------------------------------------------------------------------------------
                                                          Merger                                LLC Transaction
                                      Times        Pro Forma Adjustments                      Pro Forma Adjustments
                                     Mirror       -----------------------        Merger     --------------------------   Transaction
                                   Historical        Debit       Credit        Pro Forma       Debit         Credit       Pro Forma
                                   ----------     ----------   ----------     -----------   -----------    -----------   -----------

Revenues                           $3,400,984                                 $3,400,984                                 $3,400,984
Costs and expenses                  3,088,529                                  3,088,529                                  3,088,529
                                   ----------                                 ----------                                 ----------
Operating profit                      312,455                                    312,455                                    312,455
Interest expense                      (27,047)                                   (27,047)    $29,845(f)                     (56,892)
Interest income                         6,143                                      6,143                                      6,143
Equity income                           4,379                                      4,379                    $ 3,041(g)        7,420
Other, net                            108,059                                    108,059                                    108,059
                                   ----------                                 ----------                                 ----------
Income before income tax
   provision                          403,989                                    403,989                                    377,185
Income tax provision                  197,545                                    197,545                     10,922(h)      186,623
                                   ----------                                 ----------                                 ----------
Net income                         $  206,444                                 $  206,444                                 $  190,562
                                   ==========                                 ==========                                 ==========

Preferred dividend requirements    $   43,645     $18,156(j)   $15,239(i)     $   46,562                     14,163(i)   $   32,399
                                   ==========                                 ==========                                 ==========

Earnings applicable to
   common shareholders             $  162,799                                 $  159,882                                 $  158,163
                                   ==========                                 ==========                                 ==========

Primary earnings per share         $     1.55                                 $     1.55                                 $     1.60
                                   ==========                                 ==========                                 ==========

Fully diluted earnings per share   $     1.53                                 $     1.53                                 $     1.57
                                   ==========                                 ==========                                 ==========

Weighted average common and
   common equivalent shares:
         Primary                       105,085     16,238(k)    18,238(k)        103,085                      4,001(k)       99,084
         Fully diluted                 113,583     16,238(k)    18,238(k)        111,583                      4,001(k)      107,582

                              TIMES MIRROR COMPANY
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      SIX MONTHS ENDED JUNE 30, 1997
                                   -------------------------------------------------------------------------------------------------

                                                          Merger                                 LLC Transaction
                                      Times        Pro Forma Adjustments                      Pro Forma Adjustments
                                     Mirror        ----------------------        Merger     -------------------------    Transaction
                                   Historical        Debit        Credit        Pro Forma      Debit         Credit       Pro Forma
                                   ----------      ---------    ---------     -----------   ----------     ----------    -----------

Revenues                           $1,585,695                                 $1,585,695                                 $1,585,695
Costs and expenses                  1,377,373                                  1,377,373                                  1,377,373
                                   ----------                                 ----------                                 ----------
Operating profit                      208,322                                    208,322                                    208,322
Interest expense                      (20,268)                                   (20,268)   $14,922(f)                      (35,190)
Interest income                         1,418                                      1,418                                      1,418
Equity income                           2,368                                      2,368                    $1,521(g)         3,889
Other, net                              1,311                                      1,311                                      1,311
                                   ----------                                 ----------                                 ----------

Income before income tax
   provision                          193,151                                    193,151                                    179,750
Income tax provision                   81,932                                     81,932                     5,461(h)        76,471
                                   ----------                                 ----------                                 ----------
Net income                         $  111,219                                 $  111,219                                 $  103,279
                                   ==========                                 ==========                                 ==========

Preferred dividend requirements    $   19,177      $9,078(j)    $7,619(i)     $   20,636                     7,082(i)    $   13,554
                                   ==========                                 ==========                                 ==========

Earnings applicable to
   common shareholders             $   92,042                                 $   90,583                                 $   89,725
                                   ==========                                 ==========                                 ==========

Primary earnings per share         $     .94                                  $      .95                                 $      .98
                                   ==========                                 ==========                                 ==========

Fully diluted earnings per share   $       *                                  $        *                                 $      .98
                                   ==========                                 ==========                                 ==========

Weighted average common and
   common equivalent shares:
         Primary                      97,754       16,238(k)    18,238(k)         95,754                     4,001(k)        91,753
         Fully diluted               101,329       16,238(k)    18,238(k)         99,329                     4,001(k)        95,328


---------------
*Antidilutive

                              TIMES MIRROR COMPANY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

(a) In exchange for all of the outstanding capital stock of Chandis, the Company issued the following securities to the former Chandis shareholders (dollars in thousands):

                                                            Value at
                                           Number of       Transaction
                                            Shares            Date
                                          -----------      -----------
         Series A Common Stock              6,581,432       $  334,008
         Series C Common Stock              9,656,432          490,064
                                           ----------       ----------
               Total Common Stock          16,237,864          824,072

         Series C-1 Preferred Stock           380,972          190,486
         Series C-2 Preferred Stock           245,100          122,550
                                              -------       ----------
               Total Preferred Stock          626,072          313,036
                                                            ----------
               Total stock                                  $1,137,108
                                                            ==========


         For purposes of the Transaction, the parties valued the Company's common stock at $50.75 per share based on negotiations among the parties with reference to recent trading prices of the Series A Common Stock.

         The Series C-1 Preferred Stock and Series C-2 Preferred Stock are recorded at their liquidation value. These preferred stocks are cumulative and accrue dividends at an initial dividend rate of 5.8% per year commencing October 1, 1997. However, the dividends for the initial dividend period ending September 30, 1997 will be approximately $5.1 million. The dividends on these preferred stocks may increase, beginning in 2001, based on the percentage increases, if any, in the dividends paid on the Company's common stock, with a maximum dividend of 8.4% per year.

         Each share of Series C-1 Preferred Stock and Series C-2 Preferred Stock is convertible at the option of the holders or the Company on February 1, 2025, at the earliest, into a number of shares of Series A Common Stock equal to the quotient obtained by dividing (1) $500 plus accrued and unpaid dividends to the date of conversion by (2) the average of the closing price of the Series A Common Stock for the 20 days during which trades of Series A Common Stock occurred immediately preceding the conversion date (the "Common Share Value"). Notwithstanding the foregoing, the maximum number of shares of Series A Common Stock that may be issued upon conversion of the Series C-2 Preferred Stock is 2,956,942. If such maximum number of shares does not have a Common Share Value equal to the liquidation value (plus accrued and unpaid dividends) of the Series C-2 Preferred Stock converted, the holders will receive, at the holders' option, cash or non-convertible preferred stock with a value equal to the difference.

                              TIMES MIRROR COMPANY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)



         The assets owned by Chandis at the time of the Merger were as follows (dollars in thousands):

                                                                          Value at
                                                     Number of          Transaction
                                                       Shares               Date
                                                     ----------         -----------
         Cash and marketable securities                                 $    5,784
         Other current assets                                                  256
         Land held for investment purposes                                  13,250
         Deferred tax assets and other assets                                5,460
         Accrued transaction expenses                                       (3,700)
         Times Mirror stock:
            Series A Common Stock                     8,581,432            435,508
            Series C Common Stock                     9,656,432            490,064
                                                     ----------         ----------
                                                     18,237,864            946,622
            Series A Preferred Stock                    380,972            190,486
                                                                        ----------
                                                                        $1,137,108
                                                                        ==========

         The Merger is a tax-free transaction. The deferred tax assets relate primarily to alternative minimum tax carryforward credits which the Company expects to utilize.

         The common and preferred shares acquired as a result of the Merger will be reported in the Company's consolidated balance sheet as treasury shares. The cost of the treasury shares, including estimated transaction expenses for investment bankers, legal, accounting and other miscellaneous expenses, is as follows (in thousands):

         Series A Common Stock                              $  435,508
         Series C Common Stock                                 490,064
         Series A Preferred Stock                              190,486
         Transaction expenses                                   11,900
                                                            ----------
                  Total cost of treasury shares             $1,127,958
                                                            ==========

(b) The Company assumed Chandis' liability for its expenses related to the Transaction and reduced the amount of Series C-2 Preferred Stock that otherwise would have been issued in the Merger by the amount of these expenses. The pro forma financial statements reflect a cash reduction for the amount the Company expects to pay to settle this liability.

                              TIMES MIRROR COMPANY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS (CONTINUED)

(c) To reduce the property, plant and equipment by $168.0 million which represents the estimated net book value of the Real Properties at the end of the initial lease term, August 8, 2009, as described in Note
         (d). The Company has leased the Real Properties from LLC under a lease with an initial term of 12 years. The lease is accounted for as a financing arrangement and, accordingly, the Real Properties' book value remains on the Company's consolidated balance sheet and continues to be depreciated at the rates currently in effect. The depreciation, along with the $168.0 million, result in a net book value of zero for the Real Properties at August 8, 2009. At that time, the Company has the option to purchase the Real Properties for their fair market value. If the Real Properties are not purchased by the Company, they remain the property of LLC, and may be leased by the Company at a fair market value rent as provided for under the terms of the lease agreement. The lease provides for two additional 12-year lease terms with fair value purchase options at the end of each lease term. The offsetting debit is reported as an original issue discount on the lease financing arrangement in the Company's consolidated balance sheet as described in Note (f).

(d) To record the Company's investment in LLC, which is comprised of the following (in thousands):

                                                          Value at
                                                         Transaction
                                                            Date
                                                         -----------

                   Cash                                    $249,266
                   Lease financing obligation:
                      Short-term                             14,400
                      Long-term                             211,450
                                                           --------
                                                           $475,116
                                                           ========

         The cash was obtained under a short-term bank line of credit. The Company intends to refinance approximately one-half of such obligation with the proceeds of longer term debt securities and to repay the balance over time with cash from operations. The lease financing obligation of $225.9 million represents the present value of the minimum lease payments for the Real Properties and will be reported, net of the original issue discount of $168.0 million, as described in Note (c), as debt in the Company's consolidated balance sheet.

                              TIMES MIRROR COMPANY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

(e) The Chandler Trusts have contributed preferred and common stock of the Company to LLC. The LLC allocates to the Company 80% of the dividends on these shares and a substantial portion of any ultimate increase or decrease in the value of these shares. As a result, the Company is deemed to hold an economic interest in 80% of the shares held by LLC, which will be reported as treasury stock in the Company's consolidated balance sheet. The assets contributed by the Chandler Trusts are as follows (dollars in thousands):

                                                     Value at      80% Allocated
                                       Number of    Transaction       to the
                                        Shares         Date           Company
                                      ----------    -----------    -------------
         Series A Common Stock        5,001,334      $253,818        $203,054
         Series A Preferred Stock       442,596       221,298         177,038
                                                     --------        --------
                                                     $475,116        $380,092
                                                     ========        ========

(f) To record interest expense related to the lease financing obligation, the new debt and the amortization of the original issue discount on the lease. The interest on the lease financing obligation has been calculated using an assumed interest rate of 6.7% while the interest on the short-term debt and long-term debt has been calculated assuming an interest rate of 5.5% and 6.55%, respectively. The amortization of the $168.0 million original issue discount is based on the interest method.

(g) To record the Company's proportionate share of LLC's equity income. The Company's income allocation is comprised of 20% of the ordinary profits and losses from the lease of the Real Properties and LLC's fixed income and equity investment portfolios. The equity income recognized by the Company excludes (1) the Company's proportionate share of any dividends on the Company's preferred and common stocks owned by LLC and
         (2) the Company's proportionate share of LLC's interest income from the lease financing obligation. The dividends are eliminated in consolidation and the interest income is netted against interest expense. As a result, the equity income recognized by the Company is comprised of its 20% share of the LLC's Portfolio, which is assumed to earn a 6.1% return per year for purposes of these pro forma financial statements.

(h) To record the income tax effect of entries (f) and (g) at the Company's statutory rate of 40.75%.

(i) To eliminate the preferred dividends for all of the Series A Preferred Stock acquired in the Merger and 80% of the Series A Preferred Stock owned by LLC, which is reflected as treasury stock beginning January 1, 1996.

(j) To reflect dividends on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, assuming that these shares were outstanding on January 1, 1996 and earned dividends for the period from January 1, 1996 to June 30, 1997 at the rate of 5.8% per year.

(k) To adjust weighted average shares outstanding for (1) all of the shares acquired from Chandis in the Merger, (2) all of the shares issued to the Chandis Shareholders in the Merger and (3) 80% of the shares owned by LLC. The share adjustments are calculated assuming the Transaction occurred on January 1, 1996.

(C)      EXHIBITS

         The following exhibits are filed with this report on Form 8-K:

         Exhibit No.                  Description
         -----------                  -----------
          2.1                Agreement and Plan of Merger by and among the Company, Chandis Acquisition
                             Corporation, Chandis Securities Company, and the Shareholders of Chandis
                             Securities Company, dated August 8, 1997

          4.1                Certificate of Designation of the Company's new Series C-1 Preferred Stock

          4.2                Certificate of Designation of the Company's new Series C-2 Preferred Stock

         10.1                Limited Liability Company Agreement of TMCT, LLC, dated August 8, 1997

         10.2                Contribution Agreement among the Company, certain subsidiaries thereof,
                             Chandler Trust No. 1 and Chandler Trust No. 2, dated August 8, 1997

         10.3                Registration Rights Agreement by and among the Company and the Shareholders of Chandis Securities Company, dated August 8, 1997

         10.4                Lease Agreement between TMCT, LLC and the Company, dated August 8, 1997

         20.1                Press Release Regarding the Transaction, dated August 8, 1997

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE TIMES MIRROR COMPANY



                                   By: /s/ THOMAS UNTERMAN
                                       ------------------------------
Date:  August 11, 1997                         Thomas Unterman,
                                          Senior Vice President and
                                           Chief Financial Officer